UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 18, 2013

FluoroPharma Medical, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-151381 (Commission File Number)	20-8325616 (IRS Employer Identification No.)

8 Hillside Avenue, Suite 207
Montclair, NJ 07042
(Address of principal executive offices and zip code)

(973) 744-1565
(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Securities Purchase Agreement

    On September 18, 2013, FluoroPharma Medical, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with a number of new and existing accredited investors (collectively, the “Investors”) pursuant to which it may sell up to $7,000,000 of its Series B convertible preferred stock (the “Preferred Shares”) convertible into the Company’s common stock (the “Conversion Shares”) at $0.80 per share, and five-year warrants (the “Warrants”) to purchase shares of common stock (the “Warrant Shares”) at an exercise price of $0.83 per share (the “Private Placement”).  Platinum Montaur Life Sciences, LLC served as lead investor in the Private Placement.

    Pursuant to the initial closing under the Purchase Agreement, the Company issued 903,125 Preferred Shares and Warrants to purchase 1,202,059 Warrant Shares for an aggregate purchase price of $722,500, of which $260,000 was paid through the conversion of outstanding bridge notes.  In addition, the lead investor is committed to purchase, subject to standard closing conditions, 4,523,076 Preferred Shares with a stated value of $3,618,461 in exchange for its transfer to the Company of 1,230,769 shares of common stock of Navidea Biopharmaceuticals, Inc. (NYSE AMEX:NAVB).  On September 18, 2013, Navidea’s closing price was $2.88.  The Purchase Agreement provides that the Company may raise an additional $2,659,039 in the Private Placement at any time through January 15, 2014.

    The Purchase Agreement provides that so long as an Investor owns at least 10% of the number of Preferred Shares such Investor purchased in the Private Placement, such Investor will have the right to participate in subsequent financing transactions by the Company. In addition, for so long as not less than 25% of the total number of Preferred Shares issued in the Private Placement remain outstanding, if the Company enters into any subsequent financing on terms more favorable than the terms governing the sale of the Preferred Shares, then each Investor in its sole discretion may exchange the Preferred Shares then held by such Investor, valued at their stated value, together with accrued but unpaid dividends, for the securities issued or to be issued in the subsequent financing.

Certificate of Designation

    Pursuant to the Certificate of Designation of the Relative Rights and Preferences of the Series B Preferred Stock (the “Certificate of Designation”), the terms of the Preferred Shares are as follows:

Ranking

    The Preferred Shares will rank junior to the Company’s Series A Convertible Preferred Stock (the “Series A Preferred”) and senior to the Company’s common stock with respect to distributions of assets upon the liquidation, dissolution or winding up of the Company.

Stated Value

    Each Preferred Share will have a stated value of $0.80, subject to adjustment for stock splits, combinations and similar events (the “Stated Value”). The aggregate Stated Value of the Preferred Shares sold in the initial closing was $722,500.

Dividends

    Cumulative dividends on the Preferred Shares accrue at the rate of 10% of the Stated Value per annum, compounded annually, from and after the date of the initial issuance (the “Issuance Date”) through the third anniversary of the Issuance Date; provided, however, that any holder of at least 4,500,000 Preferred Shares after the Issuance Date and prior to October 1, 2013 (a “Major Holder”) will be entitled to accrued dividends through the fourth anniversary of the Issuance Date (as applicable, the “Accrual Period”).  Accrued dividends are payable upon the earliest to occur of (i) the third anniversary of the Issuance Date (or, with respect to the final year’s payment to the Major Holder, the fourth anniversary of the Issuance Date), (ii) Mandatory Conversion (as defined below) and (iii) an automatic conversion upon a Fundamental Transaction (as such term is defined in the Certificate of Designation) or Triggering Event (as defined below).  Dividends are payable in Preferred Shares valued at the Stated Value, or in cash upon the mutual agreement of the Company and the holder.

Liquidation Rights

    If the Company voluntarily or involuntarily liquidates, dissolves or winds up its affairs, each holder of the Preferred Shares will be entitled to receive out of the Company’s assets available for distribution to stockholders, after satisfaction of liabilities to creditors, if any, and payments due to holders of the Series A Preferred but before any distribution of assets is made on the Company’s common stock or any of our other shares of stock ranking junior as to such a distribution to the Preferred Shares, a liquidating distribution in the amount in the amount of the Stated Value of all such holder’s Preferred Shares plus all accrued and unpaid dividends thereon.

Conversion; Anti-Dilution Adjustments

    Each Preferred Share will be convertible at the holder’s option into the Company’s common stock in an amount equal to the Stated Value plus accrued and unpaid dividends thereon through the conversion date divided by the then applicable conversion price. The initial conversion price is $0.80 per share and is subject to customary adjustments for issuances of shares of common stock as a dividend or distribution on shares of the common stock, or mergers or reorganizations, as well as “full-ratchet” anti-dilution adjustments for future issuances of other Company securities (the “Conversion Price”).

    The Preferred Shares are subject to automatic conversion (the “Mandatory Conversion”) at such time as the volume weighted average price of the Company’s common stock is at least $1.20 (subject to adjustments for stock splits and similar events) for a period of ten consecutive trading days (a “Mandatory Conversion Date”); provided, that, on the Mandatory Conversion Date, unless waived by a holder with respect to its Preferred Shares, (A) a registration statement providing for the resale of the Conversion Shares is effective, or the Conversion Shares may be offered for sale to the public without limitations pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), (B) trading in the Company's common stock shall not have been suspended by the Securities and Exchange Commission (the “SEC”) or exchange or market on which the common stock is trading), (C) the daily volume of the Company's common stock is at least 50,000 shares per day for the applicable ten (10) consecutive trading days, and (D) the Company is in material compliance with the  terms and conditions of the transaction documents. In the event of a Mandatory Conversion, each Preferred Share will convert into the number of Conversion Shares equal to the Stated Value plus accrued and unpaid dividends for the Accrual Period divided by the Conversion Price.

    Holders also have the option to convert their Preferred Shares upon the occurrence of a Fundamental Transaction or one of the following events (a “Triggering Event”): Johan (Thijs) Spoor ceases to be the chief executive officer of the Company; or there is a change in three of the five current members of the Company’s board of directors, such conversion to be on the same terms as a Mandatory Conversion.

Voting Rights

    The holders of the Preferred Shares will be entitled to vote upon all matters upon which holders of common stock have the right to vote, such votes to be counted together with all other shares of capital stock having general voting powers and not separately as a class. The holders of the Preferred Shares will be entitled to the number of votes equal to the number of Conversion Shares into which the Preferred Shares are then convertible.

    In addition, as long as at least 25% of the Preferred Shares remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least a majority of the outstanding Preferred Shares voting as a separate class, (i) amend, waive or repeal (including through a merger, consolidation or similar event) any provision of the Company’s articles of incorporation or by-laws in any manner that adversely affects the rights of the holders of the Preferred Shares; (ii) alter or change adversely the preferences, rights, privileges, or restrictions of the Preferred Shares; (iii) authorize or create any class or series of stock having rights, preferences or privileges in any respect senior to the Preferred Shares; or (iv) reclassify, alter or amend any existing class or series of stock, if such reclassification, alteration or amendment would render such other class or series of stock as having rights, preferences or privileges in any respect senior to the Preferred Shares.

Warrants

    The exercise price of the Warrants is subject to customary adjustments for issuances of shares of common stock as a dividend or distribution on shares of the common stock, or mergers or reorganizations, as well as “full-ratchet” anti-dilution adjustments for future issuances of other Company securities. The Warrants may be exercised on a cashless basis.

Registration Rights

    The Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors in which the Company agreed to file a registration statement (the “Registration Statement”) with the SEC to register for resale the Conversion Shares and the Warrant Shares within 60 calendar days of the final closing of the Private Placement, and to have the Registration Statement declared effective within 60 calendar days after the filing date or within 120 calendar days of the filing date in the event of a full review of the Registration Statement by the SEC.

    The foregoing description of the Private Placement and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the (i) form of Purchase Agreement filed as Exhibit 10.1 hereto; (ii) Certificate of Designation filed as Exhibit 4.1 hereto (iii) form of Warrant filed as Exhibit 4.2 hereto, and (iv) form of Registration Rights Agreement filed as Exhibit 10.2 hereto.

Item 3.02.  Unregistered Sales of Equity Securities

    As described more fully in Item 1.01 above, on the Closing Date, the Company consummated the Private Placement.  The issuance of securities in the Private Placement was exempt from registration pursuant to Section 4(2) of, and Rule 506 under Regulation D promulgated under, the Securities Act.

Item 9.01.  Financial Statement and Exhibits

(d)  Exhibits.

Exhibit No.	Description
4.1	Certificate of Designation of the Relative Rights and Preferences of the Series B Preferred Stock

4.2	Form of Warrant dated September 18, 2013.

10.1	Form of Securities Purchase Agreement dated September 18, 2013.

10.2	Form of Registration Rights Agreement dated September 18, 2013.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 19, 2013

FLUOROPHARMA MEDICAL, INC.

By: /s/ Johan M. (Thijs) Spoor
        Name Johan M. (Thijs) Spoor
        Title: CEO and President